EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Primo Water Corporation

Winston-Salem, North Carolina

We hereby consent to the incorporation by reference in these Post-Effective Amendments to Registration Statements (Nos. 333-175165, 333-192341, and 333-203916) on Form S-8 of our reports dated March 16, 2017, relating to the consolidated financial statements, and the effectiveness of Primo Water Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Raleigh, North Carolina

May 19, 2017